EXHIBIT 5.1


  [LETTERHEAD OF RUDER, WARE & MICHLER, A LIMITED LIABILITY S.C]


                                   December 17, 1997




 WAUSAU MOSINEE PAPER CORPORATION
 1244 KRONENWETTER DR
 MOSINEE WI  54455-9099

 Gentlemen:

     We have acted as counsel to Wausau-Mosinee Paper Corporation, a Wisconsin corporation ("Wausau-Mosinee"), in connection with the Registration Statement of Wausau-Mosinee on Form S-8 (the "Registration Statement") filed on the date hereof under the Securities Act of 1933, as amended, with respect to the shares of Wausau-Mosinee common stock to be issued pursuant to the Mosinee Paper Corporation 1985 Executive Stock Option Plan (the "Wausau-Mosinee Shares").

     In connection with this opinion, we have examined the Registration Statement, the articles of incorporation and bylaws of Wausau-Mosinee and such corporate records of Wausau-Mosinee and other materials as we have deemed necessary for the issuance of this opinion.

     On the basis of such investigation, we are of the opinion that:

     1. Wausau-Mosinee is a corporation duly organized and validly existing under the laws of the State of Wisconsin with corporate power under such laws to issue the Wausau-Mosinee Shares; and

     2. Upon the issuance of the Wausau-Mosinee Shares in connection with the Mosinee Paper Corporation 1985 Executive Stock Option Plan (the "Plan"), all as described in the Registration Statement and any amendments thereto, the Wausau-Mosinee Shares will have been duly authorized and, when issued in the manner described in the Registration Statement, and any amendments thereto, and the Plan, and any amendments thereto, validly issued, fully paid, and non-assessable except for the provisions of Section 180.0622(2)(b), Wis. Stats.
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WAUSAU MOSINEE PAPER CORPORATION
December 17, 1997
Page 2


     We hereby consent (i) to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and (ii) to the reference to our firm under the heading "Legal Matters" in the Prospectus which constitutes a part of the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or the rules and regulations of the Commission thereunder.

 Very truly yours,

 RUDER, WARE & MICHLER,
 A LIMITED LIABILITY S.C.